UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2008

ALEXANDRIA REAL ESTATE EQUITIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

385 East Colorado Boulevard, Suite 299 Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (626) 578-0777

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

(e)  On December 31, 2008, Alexandria Real Estate Equities, Inc. (the “Company”) entered into an Amended and Restated Executive Employment Agreement (the “Agreement”) with Joel S. Marcus, the Company’s Chief Executive Officer (the “Executive”).  The Agreement amends and restates the Amended and Restated Executive Employment Agreement, effective as of January 1, 2005 between the Company and the Executive (the “Prior Agreement”), in its entirety and extends the term of the Prior Agreement by an additional one year through December 31, 2010.

The Agreement amends the Prior Agreement to provide that the Executive’s base salary shall be reduced for 2009 to $500,000 (from a base salary of $750,000 in 2008) and thereafter increased no less than annually.  Following January 1, 2009 the amount of base salary used for purposes of determining such increase shall be the greater of the base salary in effect on the date of determination or an amount equal to $750,000 plus the cumulative cost-of-living increment, as of January 1, 2009, as reported in the “Consumer Price Index, Los Angeles, California, All Items,” published by the U.S. Department of Labor (the “Unreduced Base Salary”).

Consistent with the Prior Agreement, the Agreement provides that the Executive shall be eligible to receive a cash bonus for each fiscal year of the Company consisting of a retention bonus equal to 50% of the Executive’s base salary and a performance bonus equal to an amount determined in the sole discretion of the Company’s Board of Directors based upon its evaluation of the Executive’s performance during such year against performance criteria established by the Board.  The Agreement amends the Prior Agreement to provide that following January 1, 2009, the amount of base salary for purposes of determining the Executive’s bonuses shall be the greater of the base salary in effect for the applicable fiscal year or the Unreduced Base Salary.

Effective as of January 1, 2009, the Agreement provides for a grant to the Executive of a number of shares of restricted stock of the Company having an aggregate fair market value of $1,000,000 (based on the closing price of the Company’s common stock on December 31, 2008), with such shares vesting through December 31, 2010.

The Agreement also amends the Prior Agreement to address changes in the tax laws governing nonqualified deferred compensation arrangements under Section 409A of the Internal Revenue Code of 1986, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: January 7, 2009	/s/ Dean A. Shigenaga
Dean A. Shigenaga,
Chief Financial Officer